                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           CURRENT REPORT ON FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 16, 2004


                                 LINK ENERGY LLC
             (Exact name of registrant as specified in its charter)


          DELAWARE                    000-50195                 76-0424520
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)


2000 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 340,
               HOUSTON, TEXAS                                 77042
   (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (713) 781-1980

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

     Link Energy LLC, a Delaware limited liability company ("Link LLC"), hereby files the following unaudited financial statements:

         (1) Condensed Consolidated Statements of Operations (Unaudited) -Three Months Ended March 31, 2004 (Successor Company), One Month Ended March 31, 2003 (Restated) (Successor Company), and Two Months Ended February 28, 2003 (Restated) (Predecessor Company)

         (2) Condensed Consolidated Balance Sheets (Unaudited) -March 31, 2004 and December 31, 2003 (Successor Company)

         (3) Condensed Consolidated Statements of Cash Flows (Unaudited) - Three Months Ended March 31, 2004 (Successor Company), One Month Ended March 31, 2003 (Restated) (Successor Company), and Two Months Ended February 28, 2003 (Restated) (Predecessor Company)

         (4) Condensed Consolidated Statement of Members' Capital (Unaudited) -Three Months Ended March 31, 2004 (Successor Company)

         (5)      Notes to Condensed Consolidated Financial Statements
                  (Unaudited)

     For purposes of these financial statements, references to the "Predecessor Company" are references to Link LLC for periods through February 28, 2003 (the last day of the calendar month in which it emerged from bankruptcy) and references to the "Successor Company" are references to Link LLC for periods subsequent to February 28, 2003. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except per Unit Amounts)
                                   (Unaudited)

                                                                                SUCCESSOR COMPANY          | PREDECESSOR COMPANY
                                                                        ---------------------------------  | -------------------
                                                                         THREE MONTHS        ONE MONTH     |    TWO MONTHS
                                                                             ENDED             ENDED       |       ENDED
                                                                        MARCH 31, 2004     MARCH 31, 2003  |  FEBRUARY 28, 2003
                                                                        --------------     --------------  | -------------------
                                                                                                           |
                                                                                             (RESTATED)    |      (RESTATED)
Operating Revenue ..................................................    $       40,682     $       17,733  |  $         31,635
Cost of Sales ......................................................             8,081              1,876  |             4,521
Operating Expenses .................................................            20,725              6,082  |            13,020
Depreciation and Amortization-operating ............................             5,054              1,707  |             4,123
                                                                        --------------     --------------  |  ----------------
Gross Profit .......................................................             6,822              8,068  |             9,971
Selling, General and Administrative Expenses .......................            18,514              3,885  |             6,846
Depreciation and Amortization-corporate & other ....................                 6                  1  |               519
Other (Income) Expense .............................................              (710)              (138) |                (8)
                                                                        --------------     --------------  |  ----------------
Operating Income (Loss) ............................................           (10,988)             4,320  |             2,614
Interest Expense and Related Charges ...............................           (11,531)            (3,301) |            (5,645)
Interest Income ....................................................                17                 23  |                58
Other, net .........................................................               (41)                 1  |                98
                                                                        --------------     --------------  |  ----------------
Income (Loss) from Continuing Operations Before Reorganization                                             |
   Items, Net Gain on Discharge of Debt, Fresh Start Adjustments and                                       |
   Cumulative Effect of Accounting Changes .........................           (22,543)             1,043  |            (2,875)
Reorganization Items (Note 5) ......................................                --                 --  |            (7,330)
Net Gain on Discharge of Debt (Note 5) .............................                --                 --  |           131,560
Fresh Start Adjustments (Note 6) ...................................                --                 --  |           (56,771)
                                                                        --------------     --------------  |  ----------------
Income (Loss) from Continuing Operations ...........................           (22,543)             1,043  |            64,584
Income (Loss) from Discontinued Operations (Note 7) ................               139             (6,471) |               519
                                                                        --------------     --------------  |  ----------------
Net Income (Loss) Before Cumulative                                                                        |
   Effect of Accounting Changes ....................................           (22,404)            (5,428) |            65,103
Cumulative Effect of Accounting Changes (Note 12) ..................                --                 --  |            (3,976)
                                                                        --------------     --------------  |  ----------------
Net Income (Loss) ..................................................    $      (22,404)    $       (5,428) |  $         61,127
                                                                        ==============     ==============  |  ================
Basic Net Income (Loss) Per Unit (Note 10)                                                                 |
     LLC Unit ......................................................    $        (1.81)    $        (0.44) |               N/A
                                                                        ==============     ==============  |  ================
     Common Unit ...................................................    $          N/A                N/A  |  $           0.14
                                                                        ==============     ==============  |  ================
     Subordinated Unit .............................................    $          N/A                N/A  |  $             --
                                                                        ==============     ==============  |  ================
Diluted Net Income (Loss) Per Unit (Note 10) .......................    $        (1.81)    $        (0.44) |  $           0.10
                                                                        ==============     ==============  |  ================
Average Units Outstanding for Diluted Computation ..................            12,353             12,317  |            27,476
                                                                        ==============     ==============  |  ================


   The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)


                                                                    MARCH 31, 2004    DECEMBER 31, 2003
                                     ASSETS
                                                                    --------------    -----------------
Current Assets
    Cash and cash equivalents .................................     $        2,929      $        2,450
    Restricted cash ...........................................              3,581               6,045
    Trade and other receivables, net of allowance for
       doubtful accounts of $1,210 and $1,210, respectively ...            406,512             446,030
    Inventories ...............................................              7,838               7,636
    Other .....................................................              6,682               6,283
                                                                    --------------      --------------
       Total current assets ...................................            427,542             468,444
                                                                    --------------      --------------

Property, Plant and Equipment .................................            277,480             278,724
    Less:  Accumulated depreciation ...........................             21,114              16,214
                                                                    --------------      --------------
       Net property, plant and equipment ......................            256,366             262,510
                                                                    --------------      --------------

Long-lived assets of discontinued operations ..................                 --                 838
Other Assets ..................................................              5,907               6,852
                                                                    --------------      --------------

Total Assets ..................................................     $      689,815      $      738,644
                                                                    ==============      ==============

                        LIABILITIES AND MEMBERS' CAPITAL

Current Liabilities
    Trade and other accounts payable ..........................     $      431,598      $      476,509
    Accrued taxes payable .....................................              3,964               6,700
    Term loans (Note 4) .......................................             75,000              75,000
    Commodity repurchase agreement (Note 4) ...................             16,860              18,000
    Receivable financing (Note 4) .............................             45,500              27,000
    Other .....................................................             24,668              27,982
                                                                    --------------      --------------
       Total current liabilities ..............................            597,590             631,191
                                                                    --------------      --------------

Long -Term Liabilities
    Senior notes (Note 4) .....................................            110,052             104,451
    Other .....................................................             15,607              17,399
                                                                    --------------      --------------
       Total long-term liabilities ............................            125,659             121,850
                                                                    --------------      --------------

Commitments and Contingencies (Note 11)

Members' Capital (Deficit)
    Members' Capital (Deficit) ................................            (33,434)            (14,392)
    Accumulated Other Comprehensive Income (Loss) .............                 --                  (5)
                                                                    --------------      --------------
    Total .....................................................            (33,434)            (14,397)
                                                                    --------------      --------------
Total Liabilities and Members' Capital ........................     $      689,815      $      738,644
                                                                    ==============      ==============



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                   (Unaudited)

                                                                              SUCCESSOR COMPANY           | PREDECESSOR COMPANY
                                                                       THREE MONTHS         ONE MONTH     |     TWO MONTHS
                                                                           ENDED              ENDED       |        ENDED
                                                                      MARCH 31, 2004      MARCH 31, 2003  |  FEBRUARY 28, 2003
                                                                      --------------      --------------  | -------------------
                                                                                                          |
                                                                                          (RESTATED)      |      (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES                                                                      |
  Reconciliation of net income (loss) to net cash provided by                                             |
  (used in) operating activities                                                                          |
     Net income (loss) ..........................................     $      (22,404)     $       (5,428) |   $         61,127
     Depreciation and amortization ..............................              5,060               1,925  |              5,560
     Net unrealized change in crude oil trading activities ......                374                (895) |             (2,120)
     Gains on disposal of assets ................................               (730)               (103) |                 --
     Non-cash compensation expense ..............................              3,361                  --  |                 --
     Non-cash net gain for reorganization items and discharge                                             |
         of debt ................................................                 --                  --  |           (127,185)
     Fresh start adjustments ....................................                 --                  --  |             56,771
     Changes in components of working capital -                                                           |
       Receivables ..............................................             39,518             (33,040) |            (32,177)
       Inventories ..............................................               (202)             (5,769) |              6,757
       Other current assets .....................................                551              (3,073) |              2,428
       Trade accounts payable ...................................            (41,655)             33,067  |             47,845
       Accrued taxes payable ....................................             (2,736)                883  |              1,717
       Other current liabilities ................................                827                (407) |               (320)
     Other assets and liabilities ...............................              1,231              (1,026) |              2,530
                                                                      --------------      --------------  |   ----------------
  Net Cash Provided by (Used in) Operating Activities ...........            (16,805)            (13,866) |             22,933
                                                                      --------------      --------------  |   ----------------
                                                                                                          |
CASH FLOWS FROM INVESTING ACTIVITIES                                                                      |
  Proceeds from sale of property, plant and equipment ...........              1,614                 103  |                 --
  Release of restricted cash ....................................              2,464                  --  |                 --
  Additions to property, plant and equipment ....................               (899)               (259) |               (285)
                                                                      --------------      --------------  |   ----------------
  Net Cash Provided by (Used in) Investing Activities ...........              3,179                (156) |               (285)
                                                                      --------------      --------------  |   ----------------
                                                                                                          |
CASH FLOWS FROM FINANCING ACTIVITIES                                                                      |
  Increase (decrease) in receivable financing ...................             18,500             (10,000) |                 --
  Decrease in repurchase agreement ..............................             (1,140)                 --  |                 --
  Other .........................................................             (3,255)             (2,336) |              1,655
                                                                      --------------      --------------  |   ----------------
  Net Cash Provided By (Used in) Financing Activities ...........             14,105             (12,336) |              1,655
                                                                      --------------      --------------  |   ----------------
                                                                                                          |
Increase (Decrease) in Cash and Cash Equivalents ................                479             (26,358) |             24,303
Cash and Cash Equivalents Beginning of Period ...................              2,450              40,735  |             16,432
                                                                      --------------      --------------  |   ----------------
Cash and Cash Equivalents End of Period .........................     $        2,929      $       14,377  |   $         40,735
                                                                      ==============      ==============  |   ================
                                                                                                          |
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION                                                          |
  Cash Paid for Interest ........................................     $        8,231      $        2,084  |   $          5,599
                                                                      ==============      ==============  |   ================
  Cash Paid for Reorganization Items ............................     $           --      $        1,637  |   $          2,867
                                                                      ==============      ==============  |   ================
                                                                                                          |
SUPPLEMENTAL NON CASH INVESTING AND FINANCING INFORMATION                                                 |
  Discharge of 11% Senior Notes, including accrued interest .....     $           --      $           --  |   $        248,481
  Cancellation of additional partnership interests ..............     $           --      $           --  |   $          9,318
  Issuance of 9% Senior Notes and payment of interest in kind ...     $        5,460      $           --  |   $        104,000
  Issuance of new equity of Successor Company ...................     $           --      $           --  |   $         36,687

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS' CAPITAL
                                 (In Thousands)
                                   (Unaudited)


                                                                                     ACCUMULATED
                                                                                        OTHER
                                                                     MEMBERS'       COMPREHENSIVE
                                                                     CAPITAL         INCOME (LOSS)        TOTAL
                                                                    ----------      --------------      ----------
Members' Capital (Deficit) at December 31, 2003 ...............     $  (14,392)     $           (5)     $  (14,397)

  Net Loss ....................................................        (22,404)                 --         (22,404)

  Unrealized net losses on derivative instruments arising
  during the period ...........................................             --                  --              --

  Less reclassification adjustments for net realized losses
  on derivative instruments included in net loss ..............             --                   5               5
                                                                                                        ----------

  Comprehensive loss ..........................................                                            (22,399)
                                                                                                        ----------

  Restricted unit compensation expense ........................          3,361                  --           3,361

  Other .......................................................              1                  --               1
                                                                    ----------      --------------      ----------

Members' Capital (Deficit) at March 31, 2004 ..................     $  (33,434)     $           --      $  (33,434)
                                                                    ==========      ==============      ==========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1. SALE OF CRUDE OIL BUSINESS

     On April 1, 2004, Link Energy LLC ("Link LLC") sold all of its crude oil marketing, pipeline and trucking transportation business, which constitutes all of Link LLC's remaining operations, to Plains All American Pipeline, L.P. ("Plains"). As a part of such sale, we agreed to settle all outstanding litigation with Texas New Mexico Pipe Line Company, a wholly owned subsidiary of Shell Pipeline Company. The $290 million proceeds from the transaction consist of approximately $273 million in cash from Plains, plus assumption of certain obligations and approximately $17 million in cash from Texas New Mexico Pipe Line Company. Under the terms of the purchase and sale agreement, an escrow of $10 million was established to provide for post-closing adjustments related to inventory and working capital. Link LLC and Plains subsequently agreed that, subject to the satisfaction of certain conditions, there would be no post closing adjustments to inventory or working capital and Link LLC and Plains would each receive one-half of the remaining escrow balance in accordance with the terms of the purchase and sale agreement.

     In conjunction with this transaction, the requisite holders of Link LLC's 9% senior notes provided the necessary consents to amend the indenture effective as of the closing of the transaction, to remove substantially all of the covenants in the indenture and to provide that Plains would not be required to assume the senior notes as otherwise required by the indenture. The holders of approximately 86% of the outstanding senior notes agreed to sell their notes to us for 100% of the principal and accrued interest at the closing of the transaction. The other holders of the senior notes have been offered the right to resell their notes on the same terms. Senior noteholders that sell their notes to us on these terms will also receive their proportionate share of up to $25 million from any funds (including funds released from the escrow) that may remain after we make provision for our outstanding liabilities, obligations and contingencies. The potential premium is in exchange for the senior noteholders' waiver and modification of certain provisions of the notes, including the right to have Plains assume the notes, and approximates the premium on the notes reflected by the estimated market value if Plains had assumed the notes.

     Upon the closing of the transaction, we used the proceeds of the sale to repay and redeem approximately $249 million of long and short-term debt, which included our existing credit facilities, the majority of our 9% senior notes referenced above, and other indebtedness and accrued interest. In addition, we paid transaction expenses of approximately $4.6 million. See further discussion regarding the repayment of debt in Note 4.

     As a result of the closing of the transaction, we have no further operations and will wind down over a period of time. Funds released from the escrow plus remaining funds from the transaction are being used to wind down Link LLC and make provisions for any remaining liabilities or claims, and to make the additional payments described above to redeem the remaining outstanding senior notes. See discussion regarding the offer to repurchase the remaining outstanding senior notes not tendered at the closing of the transaction in Note 4.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     The following is a pro-forma summary of Link LLC's net assets on April 2, 2004 (post the closing of the Plains transaction and the repayment of debt on April 1, 2004 with the net proceeds from the Plains transaction):

                                                   (in millions)
                                                   -------------
                  Assets
                  Cash and restricted cash ...     $         33
                  Other current assets .......                5
                                                   ------------
                     Total Assets ............               38
                                                   ------------
                  Liabilities
                  Trade and other payables ...               11
                  9% Senior notes ............               16
                                                   ------------
                     Total Liabilities .......               27
                                                   ------------
                     Net Assets ..............     $         11
                                                   ============


     As senior noteholders that have sold their notes to us have the right to receive their proportionate share of up to $25 million of any remaining funds as previously discussed, there will not be any liquidating or other distributions to the holders of Link LLC's units.

     A Special Committee of the Board of Directors of Link LLC reviewed the transaction with its financial advisor, Petrie Parkman & Company, which rendered an opinion that the Plains transaction, as summarized in its opinion, was fair from a financial point of view.

2. BASIS OF PRESENTATION

     Organization

     Effective October 1, 2003, EOTT Energy, LLC ("EOTT LLC") changed its name to Link Energy LLC ("Link LLC"). Link LLC is a Delaware limited liability company that was formed on November 14, 2002 to assume and continue the business formerly directly owned by EOTT Energy Partners, L.P. (the "MLP"). The MLP emerged from bankruptcy and merged into EOTT Energy Operating Limited Partnership resulting in EOTT LLC becoming the successor registrant to the MLP on March 1, 2003, the effective date of the Third Amended Joint Chapter 11 Plan of Reorganization, as supplemented ("Restructuring Plan"). We operated principally through four affiliated operating limited partnerships, Link Energy Limited Partnership, Link Energy Canada Limited Partnership, Link Energy Pipeline Limited Partnership, and EOTT Energy Liquids, L.P. (see Note 7 for information regarding the disposition of our Liquids operations), each of which is a Delaware limited partnership. Link Energy General Partner, LLC served as the general partner for our four affiliated operating limited partnerships. Until the MLP emerged from bankruptcy, EOTT Energy Corp. (the "General Partner"), a Delaware corporation and a wholly owned subsidiary of Enron Corp. ("Enron"), served as the general partner of the MLP and owned an approximate 1.98% general partner interest in the MLP. Unless the context otherwise requires, the terms "we," "our," "us," and "Link" refer to Link Energy LLC and its four affiliated operating limited partnerships, Link Energy Finance Corp., and Link Energy General Partner, LLC (the "Subsidiary Entities"), and for periods prior to our emergence from bankruptcy in March 2003, such terms and "EOTT" refer to EOTT Energy Partners, L.P. and its sole general partner, EOTT Energy Corp., as well as the Subsidiary Entities.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Interim Financial Statements

     The financial statements presented herein have been prepared by Link LLC in accordance with generally accepted accounting principles in the United States and the rules and regulations of the Securities and Exchange Commission. The financial statements presented herein have been prepared on a going concern basis as the sale of substantially all of our assets to Plains and the winding down of Link LLC occurred subsequent to the period ended March 31, 2004. Interim results are not necessarily indicative of results for a full year. The financial information included herein has been prepared without audit. The condensed consolidated balance sheet at December 31, 2003 has been derived from, but does not include all the disclosures contained in, the audited financial statements for the year ended December 31, 2003. In the opinion of management, all of these unaudited statements include all adjustments and accruals consisting only of normal recurring adjustments, except for those relating to fresh start reporting and those more fully discussed in Notes 5 and 6, which are necessary for a fair presentation of the results of the interim periods reported herein. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K as amended on June 16, 2004 for the year ended December 31, 2003.

Fresh Start Reporting

     As a result of the application of fresh start reporting under the American Institute of Certified Public Accountants Statement of Position No. 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," as of February 28, 2003 (the date chosen for accounting purposes), Link LLC's financial results for the one month ended March 31, 2003, and the two months ended February 28, 2003 include two different bases of accounting and accordingly, the financial condition, operating results and cash flows of the Successor Company and the Predecessor Company have been separately disclosed. For a further discussion of fresh start reporting, see Note 6. For purposes of these financial statements, references to the "Predecessor Company" are references to us for periods through February 28, 2003 (the last day of the calendar month in which we emerged from bankruptcy) and references to the "Successor Company" are references to Link LLC for periods subsequent to February 28, 2003. The Successor Company's financial statements are not comparable to the Predecessor Company's financial statements. See further discussion in Note 6.

Partnership Status

     As a limited liability company, we are generally treated like a partnership for federal income tax purposes and like a corporation with limited liability for state law and other non-tax purposes. In other words, for federal income tax purposes, we do not pay tax on our income or gain, nor are we entitled to a deduction for our losses, but such gains or losses are allocated to each member in accordance with the member's interest in us and the member will be responsible for paying the income tax applicable to such membership interest. In order for us to continue to be classified as a partnership for federal income tax purposes, at least 90% of our gross income for every taxable year must consist of "qualifying income" within the meaning of the Internal Revenue Code. In 2002 and 2003, we recognized income from our settlement with Enron and discharge of indebtedness in excess of 10% of our gross income for each of those years.

     We were trying to raise additional equity and we believed that we might not be able to access the capital markets without a higher degree of certainty as to our classification for federal income tax purposes. Therefore, in January 2004, we requested a private letter ruling from the Internal Revenue Service to determine either that the income from our settlement with Enron and the debt discharge income is qualifying income or that the recognition of such income should be disregarded for purposes of the qualifying income test because it was an inadvertent result of our bankruptcy. Due to the fact that the Company is no longer trying to raise equity, we retracted the private letter ruling request from the Internal Revenue Service in April 2004.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Reclassifications

     Certain reclassifications have been made to prior period amounts to conform with the current period presentation.

3. RESTATEMENT OF FINANCIAL RESULTS.

     As reported in our Amendment No. 1 to our Form 10-K for the year ended December 31, 2003, we have restated our prior year financial results to reflect inventory and accounts payable reconciliation adjustments in prior periods. The restatement resulted in a decrease in our net loss for the one month ended March 31, 2003 of $1.2 million and an increase in our net income for the two months ended February 28, 2003 of $0.9 million.

     A summary of the effects of the restatement on reported amounts for the one month ended March 31, 2003 and the two months ended February 28, 2003 are presented below. (Amounts in thousands, except per share amounts.)

                                          SUCCESSOR COMPANY   |  PREDECESSOR COMPANY
                                             ONE MONTH        |        TWO MONTHS
                                               ENDED          |          ENDED
                                           MARCH 31, 2003     |   FEBRUARY 28, 2003
                                         ------------------   |  -------------------
                                                              |
REVENUE                                                       |
  As Reported ......................     $           17,315   |  $           31,979
  As Restated ......................                 17,733   |              31,635
GROSS PROFIT                                                  |
  As Reported ......................                  8,077   |               9,681
  As Restated ......................                  8,068   |               9,971
OPERATING INCOME                                              |
  As Reported ......................                  4,329   |               2,324
  As Restated ......................                  4,320   |               2,614
NET INCOME (LOSS)                                             |
  As Reported ......................                 (6,650)  |              60,267
  As Restated ......................                 (5,428)  |              61,127
DILUTED EARNINGS (LOSS) PER UNIT                              |
  As Reported ......................                  (0.54)  |                0.08
  As Restated ......................                  (0.44)  |                0.10

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

4. CREDIT RESOURCES

Summary of Exit Credit Facilities, Senior Notes, and Other Debt

     The tables below provide a summary of our financing arrangements as of March 31, 2004 (in millions).


                                             COMMITMENT/         AMOUNT
                                             FACE AMOUNT      OUTSTANDING
                                            -------------     -----------
Exit Credit Facilities:
     Letter of Credit Facility ........     $       260.0     $     235.9
     Trade Receivables Agreement ......             100.0            45.5
     Commodity Repurchase Agreement ...              16.9            16.9
     Term Loans .......................              75.0            75.0

Senior Notes ..........................             114.7           110.0   (1)

Other Debt:
     Enron Note .......................               5.7             6.3   (1)
     Big Warrior Note .................               2.4             2.2   (1)
     Ad Valorem Tax Liability .........               4.5             4.5

----------
     (1) These notes were adjusted to fair value pursuant to the adoption of fresh start reporting required by SOP 90-7.

      On April 1, 2004, we utilized net proceeds from the sale of the crude oil business to Plains to repay the following debt outstanding and related accrued interest at March 31, 2004 (in millions):

                Trade Receivables Agreement ................     $   45.5
                Commodity Repurchase Agreement .............         16.9
                Term Loans .................................         75.0
                Senior Notes ...............................         99.0
                Enron Note .................................          5.7
                Big Warrior Note ...........................          2.4
                                                                 --------
                     Total principal .......................        244.5
                     Interest ..............................          4.6
                                                                 --------
                      Total principal and interest paid ....     $  249.1
                                                                 ========

      The outstanding letters of credit and the ad valorem liability were assumed by Plains in connection with the sale of the crude oil business.

      Subsequent to the sale of the crude oil business, we offered to repurchase the remaining senior notes not redeemed on April 1 (approximately $15.7 million) for 101% of the principal amount plus any accrued and unpaid interest thereon to the payment date. As of June 14, 2004, we have only $0.1 million of senior notes outstanding.

5. BANKRUPTCY PROCEEDINGS AND RESTRUCTURING PLAN

     On October 8, 2002, the MLP and the Subsidiary Entities filed pre-negotiated voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "EOTT Bankruptcy"). The filing was made in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "EOTT Bankruptcy Court"). Additionally, the General Partner filed a voluntary petition for reorganization

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

under Chapter 11 on October 21, 2002 in the EOTT Bankruptcy Court in order to join in the voluntary, pre-negotiated Restructuring Plan. On October 24, 2002, the EOTT Bankruptcy Court administratively consolidated, for distribution purposes, the General Partner's bankruptcy filing with the previously filed cases. The EOTT Bankruptcy Court confirmed our Restructuring Plan on February 18, 2003, and it became effective March 1, 2003. We filed a motion closing the bankruptcy case on April 14, 2004, and the order closing the case was entered on June 2, 2004.

     The following reorganization items and net gain on discharge of debt, which were specifically related to the EOTT Bankruptcy, were recorded during the two months ended February 28, 2003, (in thousands):

        Reorganization items - legal and professional fees ....     $  (7,330)
        Net gain on discharge of 11% senior notes,
          related accrued interest and other debt (1) .........     $ 131,560

----------
     (1) The gain on discharge of debt was recorded net of the 9% senior notes and limited liability company units issued to the creditors upon emergence from bankruptcy.

6. FRESH START REPORTING

     As previously discussed, our Consolidated Financial Statements reflect the adoption of fresh start reporting required by SOP 90-7 for periods subsequent to our emergence from bankruptcy. In accordance with the principles of fresh start reporting, we have adjusted our assets and liabilities to their fair values as of February 28, 2003. The net effect of the fresh start reporting adjustments was a loss of $56.8 million, which is reflected in the results of operations of the Predecessor Company for the two months ended February 28, 2003.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     The effects of the reorganization pursuant to the Restructuring Plan and the application of fresh start reporting on the Predecessor Company's consolidated balance sheet as of February 28, 2003 are as follows (in thousands):


                                             PREDECESSOR         DEBT DISCHARGE
                                               COMPANY             AND RECLASS         FRESH START      SUCCESSOR COMPANY
                                           FEBRUARY 28, 2003       ADJUSTMENTS         ADJUSTMENTS      FEBRUARY 28, 2003
                                           -----------------     --------------       -------------     -----------------
                                              (RESTATED)                                                    (RESTATED)
Assets
Current Assets
Cash and cash equivalents ................       $  40,735        $      --              $      --           $  40,735
Trade and other receivables ..............         439,361               --                     --             439,361
Inventories ..............................          25,525               --                    750(g)           26,275
Other ....................................          12,911               --                 (2,021)(h)          10,890
                                                 ---------        ---------              ---------           ---------
     Total current assets ................         518,532               --                 (1,271)            517,261
                                                 ---------        ---------              ---------           ---------

Property, Plant and Equipment, at cost ...         598,633               --               (267,654)(i)         330,979
Less: Accumulated depreciation ...........         223,188               --               (223,188)(i)              --
                                                 ---------        ---------              ---------           ---------
     Net property, plant and equipment ...         375,445               --                (44,466)            330,979
                                                 ---------        ---------              ---------           ---------

Goodwill .................................           7,436               --                 (7,436)(j)              --
                                                 ---------        ---------              ---------           ---------
Other Assets .............................          10,762               --                 (2,880)(h)           7,882
                                                 ---------        ---------              ---------           ---------

     Total Assets ........................       $ 912,175        $      --              $ (56,053)          $ 856,122
                                                 =========        =========              =========           =========
Liabilities and Members'/Partners'
 Capital
Current Liabilities
Trade and other accounts payable .........       $ 451,873        $  17,406(a)           $      --           $ 469,279
Accrued taxes payable ....................          13,045           (8,307)(b)                 --               4,738
Term loans ...............................          75,000          (75,000)(c)                 --                  --
Repurchase agreement .....................          75,000          (75,000)(c)                 --                  --
Receivable financing .....................          50,000               --                     --              50,000
Other ....................................          19,226            2,815(a)(b)              318(k)           22,359
                                                 ---------        ---------              ---------           ---------
     Total current liabilities ...........         684,144         (138,086)                   318             546,376
                                                 ---------        ---------              ---------           ---------

Long-Term Liabilities
9% Senior Notes ..........................              --           98,800(d)                  --              98,800
Term loans ...............................              --           75,000(c)                  --              75,000
Repurchase agreement .....................              --           75,000(c)                  --              75,000
Ad valorem tax liability .................              --            6,992(b)                  --               6,992
Other ....................................          17,781               --                    400(k)           18,181
                                                 ---------        ---------              ---------           ---------
     Total long-term liabilities .........          17,781          255,792                    400             273,973
                                                 ---------        ---------              ---------           ---------

Liabilities Subject to Compromise ........         284,843         (284,843)(a)                 --                  --
Additional Partnership Interests .........           9,318           (9,318)(e)                 --                  --
Members'/Partners' Capital (Deficit) .....         (83,911)         176,455(f)             (56,771)             35,773
                                                 ---------        ---------              ---------           ---------

    Total Liabilities and
    Members'/Partners' Capital ...........       $ 912,175        $      --              $ (56,053)          $ 856,122
                                                 =========        =========              =========           =========

Notes:

(a) Liabilities subject to compromise have been adjusted to reflect the settlement of the claims and discharge of the 11% senior notes and related accrued interest in connection with the Restructuring Plan.

(b) To reclassify current and long-term amounts due to taxing authorities for accrued but unpaid ad valorem taxes in connection with the Restructuring Plan.

(c) To reflect the refinancing on a long-term basis of amounts outstanding under the Debtor-in-Possession Financing Facilities.

(d) To reflect the issuance of 9% senior unsecured notes (face amount of $104 million) to all former senior note holders and general unsecured creditors with allowed claims in connection with the Restructuring Plan, recorded at fair value.

(e) To reflect the cancellation of the additional partnership interests in connection with the Restructuring
         Plan.

(f) To reflect the issuance of limited liability company units pursuant to the Restructuring Plan and the net gain on extinguishment of debt.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(g)  To adjust inventory to fair value.

(h) To reflect the elimination of deferred turnaround costs, which are included in the fair value of property, plant and equipment of the Successor Company.

(i)  To adjust property, plant, and equipment to fair value.

(j) To reflect the elimination of goodwill resulting from the fair value allocation.

(k)  To reflect the Enron and Big Warrior notes at fair value.

7. DISCONTINUED OPERATIONS

West Coast Assets

     Effective October 1, 2003, we sold all of the assets comprising our natural gas gathering, processing, natural gas liquids fractionation, storage and related trucking and distribution facilities located on the West Coast.

     Revenues and results of operations for the West Coast operating segment for the three months ended March 31, 2004, the one month ended March 31, 2003 and the two months ended February 28, 2003, are shown below (in thousands). We did not allocate any interest expense to the West Coast discontinued operations for any of the periods presented below.

                                                 SUCCESSOR COMPANY              |  PREDECESSOR COMPANY
                                          ------------------------------------  |  -------------------
                                           THREE MONTHS           ONE MONTH     |      TWO MONTHS
                                              ENDED                 ENDED       |        ENDED
                                          MARCH 31, 2004       MARCH 31, 2003   |   FEBRUARY 28, 2003
                                          --------------     -----------------  |  -------------------
                                                                                |
Revenues ..........................            $ --               $2,934        |        $5,571
                                               ====               ======        |        ======
                                                                                |
Income (loss) from discontinued                                                 |
    operations ....................            $ --               $  248        |        $  395
                                               ====               ======        |        ======

Liquids Operations

     Effective December 31, 2003, we sold all of our remaining natural gas liquids assets for approximately $20 million, plus inventory value. The assets included our underground salt dome storage facility and related pipeline grid near Mont Belvieu, Texas as well as our processing facility and former methyl tertiary butyl ether ("MTBE") plant at Morgan's Point, near La Porte, Texas.

     Revenues and results of operations for the Liquids Operations for the three months ended March 31, 2004, the one month ended March 31, 2003 and the two months ended February 28, 2003 are shown below (in thousands). We did not allocate any interest expense to the Liquids discontinued operations for any periods presented below.

                                               SUCCESSOR COMPANY             |  PREDECESSOR COMPANY
                                         ----------------------------------  |  -------------------
                                          THREE MONTHS        ONE MONTH      |       TWO MONTHS
                                             ENDED              ENDED        |         ENDED
                                         MARCH 31, 2004     MARCH 31, 2003   |   FEBRUARY 28, 2003
                                         --------------     --------------   |   -----------------
                                                              (RESTATED)     |       (RESTATED)
                                                                             |
                                                                             |
Revenues ..........................           $ --              $ 8,525      |        $40,337
                                              ====              =======      |        =======
                                                                             |
Income (loss) from discontinued                                              |
    operations ....................           $139              $(6,719)     |        $   124
                                              ====              =======      |        =======

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

8. INVENTORY

     In connection with the sale of the crude oil business to Plains on April 1, 2004, Link LLC personnel, accompanied by Plains representatives, completed a comprehensive physical measurement of all crude oil volumes held by Link LLC in its pipelines and storage tanks. The measurement process was completed as of March 31, 2004. The results of the measurement process identified approximately 70,000 barrels of crude oil tank bottoms that were previously classified as merchantable crude oil inventory. Storage tank bottoms include sediment, water or non-merchantable paraffin that accumulate at the bottom of the tank. A charge of $2.1 million was recorded to cost of sales in the three months ended March 31, 2004 to reflect the write-down of our inventory.

9. CAPITAL

The following is a rollforward of LLC units and warrants outstanding:

                                                    LLC
                                                   Units         Warrants
                                                 ----------     ----------
Outstanding at December 31, 2003 ...........     13,182,889        922,432
   Exercise of warrants ....................             26            (26)
   Change in restricted units outstanding ..         25,000             --
                                                 ----------     ----------
Outstanding at March 31, 2004 ..............     13,207,915        922,406
                                                 ==========     ==========

     Under the Link LLC Equity Incentive Plan ("Incentive Plan") adopted in June 2003, 1.2 million restricted units were authorized to be issued to certain key employees and directors. The Incentive Plan had a ten-year term and restricted unit awards granted thereunder typically vested over a three-year period. We have recorded non-cash compensation expense of $3.5 million related to the Incentive Plan for the three months ended March 31, 2004. The following table sets forth the Incentive Plan activity for the three months ended March 31, 2004:

                                           Number of
                                        Restricted Units
                                        ----------------
Outstanding at December 31, 2003 ...         830,000
   Granted .........................          35,000
   Forfeited .......................         (10,000)
                                            --------
Outstanding at March 31, 2004 ......         855,000
                                            ========

     In March 2004, the Company agreed to repurchase 105,000 restricted units for $4,000. As a result, we accelerated the recognition of non-cash compensation expense of approximately $1.0 million, which is included in the $3.5 million of total non-cash compensation expense discussed above.

     In connection with the sale of our crude oil business to Plains on April 1, 2004, officers and certain key employees signed a settlement and release agreement in connection with consideration received under change in control agreements. The settlement and release agreement required, among other things, the relinquishment of the remaining 750,000 restricted units.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

10. EARNINGS PER UNIT

     Basic earnings per unit include the weighted average impact of outstanding units (i.e., it excludes unit equivalents). Diluted earnings per unit consider the impact of all potentially dilutive securities.

Successor Company

     Basic and diluted net loss per unit for the Successor Company were $1.81 for the three months ended March 31, 2004 and $0.44 per unit (as restated) for the one month ended March 31, 2003. Outstanding warrants and restricted units were determined to be antidilutive and are not included in the computation of fully diluted earnings per unit. For the three months ended March 31, 2004, basic and diluted net loss per unit from continuing operations were $1.82 and basic and diluted net income per unit for discontinued operations were $0.01. For the one month ended March 31, 2003, basic and diluted net income per unit from continuing operations were $0.08 and basic and diluted net loss per unit from discontinued operations were $0.52.

Predecessor Company

     Total and per unit information related to income (loss) from continuing operations, discontinued operations, the cumulative effect of an accounting change and net income (loss) for the Predecessor Company is shown in the table below. All amounts exclude amounts allocated to the General Partner (in thousands, except per unit amounts):

                                                                       Two Months Ended February 28, 2003 (Restated)
                                                     ---------------------------------------------------------------------------
                                                                           Basic (1)
                                                     -------------------------------------------------
                                                              Common                Subordinated                 Diluted
                                                     -----------------------   -----------------------   -----------------------
                                                       Income        Per         Income        Per         Income        Per
                                                       (Loss)        Unit       (Loss)         Unit        (Loss)        Unit
                                                     ----------   ----------   ----------   ----------   ----------   ----------
Income (Loss) from Continuing Operations .........   $    2,133   $     0.11   $       --   $       --   $    2,133   $     0.08
Income (Loss) from Discontinued Operations(2) ....          519         0.03           --           --          519         0.02
Cumulative Effect of Accounting Changes(3) .......           --           --           --           --           --           --
                                                     ----------   ----------   ----------   ----------   ----------   ----------
Net Income (Loss) ................................   $    2,652   $     0.14   $       --   $       --   $    2,652   $     0.10
                                                     ==========   ==========   ==========   ==========   ==========   ==========
Weighted Average Units Outstanding ...............                    18,476                     9,000                    27,476
                                                                  ==========                ==========                ==========


(1)     Net income (loss), excluding the approximate two percent General
        Partner interest, has been apportioned to each class of unitholder based on the ownership of total units outstanding in accordance with the MLP's Partnership Agreement. Net losses are not allocated to the common and subordinated unitholders to the extent that such allocations would cause a deficit capital account balance or increase any existing deficit capital account balance. Any remaining losses are allocated to the General Partner as a result of the balances in the capital accounts of the common and subordinated unitholders. Effective with the third quarter of 2002, all losses were being allocated to the General Partner. The disproportionate allocation of 2002 net losses among the unitholders and the General Partner was recouped during the two months ended February 28, 2003.

(2) Earnings (loss) per unit from discontinued operations has been determined based on the difference between the amount of net income
        (loss) allocated to each class of unitholder and the amount of income
        (loss) from continuing operations allocated to each class of unitholder. Earnings (loss) per unit for the two months ended February 28, 2003, have been impacted by the disproportionate allocation of income and loss discussed above.

(3) The cumulative effect of accounting changes was allocated to the General Partner and subsequently recouped by the General Partner during the two months ended February 28, 2003.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



11. COMMITMENTS AND CONTINGENCIES

     Litigation. We are, in the ordinary course of business, a defendant in various lawsuits, some of which are covered in whole or in part by insurance. We believe that the ultimate resolution of litigation, individually and in the aggregate, will not have a materially adverse impact on our financial position or results of operations. Prior to and since the commencement of our bankruptcy proceedings, various legal actions arose in the ordinary course of business, of which the significant actions are discussed below.

     John H. Roam, et al. vs. Texas-New Mexico Pipe Line Company and EOTT Energy Pipeline Limited Partnership, Cause No. CV43296, In the District Court of Midland County, Texas, 238th Judicial District (Kniffen Estates Suit). The Kniffen Estates Suit was filed on March 2, 2001, by certain residents of the Kniffen Estates, a residential subdivision located outside of Midland, Texas. The allegations in the petition state that free crude oil products were discovered in water wells in the Kniffen Estates area, on or about October 3, 2000. The plaintiffs claim that the crude oil products are from a 1992 release from a pipeline then owned by the Texas-New Mexico Pipe Line Company ("Tex-New Mex"). We purchased that pipeline from Tex-New Mex in 1999. With respect to us, the plaintiffs were seeking damages arising from any contamination of the soil or groundwater since we acquired the pipeline in question. No specific amount of money damages was claimed in the Kniffen Estates Suit, but the plaintiffs did file proofs of claim in our bankruptcy proceeding totaling $62 million. In response to the Kniffen Estates Suit, we filed a cross-claim against Tex-New Mex. In the cross-claim, we claimed that, in relation to the matters alleged by the plaintiffs, Tex-New Mex breached the Purchase and Sale Agreement between the parties dated May 1, 1999, by failing to disclose the 1992 release and by failing to undertake the defense and handling of the toxic tort claims, fair market value claims, and remediation claims arising from the release. On April 5, 2002, we filed an amended cross-claim which alleged that Tex-New Mex defrauded us as part of Tex-New Mex's sale of the pipeline systems to us in 1999. The amended cross-claim also alleged that various practices employed by Tex-New Mex in the operation of its pipelines constituted gross negligence and willful misconduct and voided our obligation to indemnify Tex-New Mex for remediation of releases that occurred prior to May 1, 1999. In the Purchase and Sale Agreement, we agreed to indemnify Tex-New Mex only for certain remediation obligations that arose before May 1, 1999, unless these obligations were the result of the gross negligence or willful misconduct of Tex-New Mex prior to May 1, 1999. EOTT Energy Pipeline Limited Partnership ("PLP") and the plaintiffs agreed to a settlement during our bankruptcy proceedings. The settlement provides for the plaintiffs' release of their claims filed against PLP in this proceeding and in the bankruptcy proceedings, in exchange for an allowed general unsecured claim in our bankruptcy of $3,252,800 (as described above, the plaintiffs filed proofs of claim in our bankruptcy proceedings totaling $62 million). The allowed general unsecured claim was accrued at December 31, 2002. On April 1, 2003, we filed a second amended cross-claim in this matter. In addition to the claims filed in the previous cross-claims, we requested (i) injunctive relief for Tex-New Mex's refusal to honor its indemnity obligations;
(ii) injunctive relief requiring Tex-New Mex to identify, investigate and remediate sites where the conduct alleged in our cross-claim occurred; and (iii) restitution damages of over $125,000,000. At a hearing on April 11, 2003, the court severed into a separate action EOTT's cross-claims against Tex-New Mex that extend beyond the crude oil release and groundwater contamination in the Kniffen Estates subdivision ("EOTT's Over-Arching Claim"). Developments in EOTT's Over-Arching Claim are described immediately below. The trial of EOTT's Kniffen Claims commenced on June 16, 2003, and the jury returned its verdict on July 2, 2003. The jury found that Tex-New Mex's gross negligence and willful misconduct caused the contamination in the Kniffen Estates. The jury also found that Tex-New Mex committed fraud against us with respect to the Kniffen Estates site. On November 28, 2003, the court the final judgment which provides for the award to us of (i) actual damages in the amount of $7,701,938, (ii) attorney's fees in the amount of $1,400,000, (iii) prejudgment interest in the amount of $1,044,509 and (iv) punitive damages in the amount of $18,203,876. The final judgment also contains a finding that Tex-New Mex is obligated to indemnify us for future remediation costs incurred at the Kniffen Estates site. On March 31, 2004, we entered into a settlement agreement with Tex-New Mex that resolves this lawsuit, EOTT's Over-Arching Claim, and the litigation with Jimmie T. Cooper and Betty P. Cooper that is described below. Pursuant to the terms of the settlement, we received cash payments totaling $25 million ($17

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

million from Tex-New Mex and the remainder as part of the proceeds received in the Plains transaction) on April 1, 2004, and all claims in this litigation were released. In addition, the settlement provided for the termination of all environmental indemnity obligations under the agreements governing Tex-New Mex's sale of its pipeline system to us. In accordance with the terms of the settlement, the amended judgment was vacated and this lawsuit was dismissed on April 15, 2004.

     EOTT Energy Operating Limited Partnership vs. Texas-New Mexico Pipeline Company, Cause No. CV-44, 099, In the District Court of Midland County, Texas, 238th Judicial District ("EOTT's Over-Arching Claim"). As described above, the claims in this lawsuit were severed from EOTT's Kniffen Claims on April 11, 2003. In this lawsuit, we alleged that various practices employed by Tex-New Mex in the operation of its pipelines and handling of spills constitute gross negligence and willful misconduct, thus triggering Tex-New Mex's obligation to indemnify us for remediation of releases where such practices ("Non-Remediation Practices") were employed. In addition to damages, we were seeking (a) injunctive relief requiring Tex-New Mex to honor its indemnity obligations under the Purchase and Sale Agreement and (b) injunctive relief requiring Tex-New Mex to identify, investigate, and remediate sites where Tex-New Mex employed the Non-Remediation Practices. Discovery opened in EOTT's Over-Arching Claim on December 1, 2003. On March 3, 2004, we amended our petition to specifically list more than 200 contamination sites where Tex-New Mex employed the Non-Remediation Practices. The March 31, 2004 settlement agreement that provided for the resolution of the Kniffen Estates Suit also provided for the release of all claims in EOTT's Over-Arching Claim. In accordance with the terms of that settlement agreement, EOTT's Over-Arching Claim was dismissed with prejudice on April 20, 2004.

     Bankruptcy Issues related to Claims Made by Texas-New Mexico Pipeline Company and its affiliates. Tex-New Mex, Shell Oil Company ("Shell") and Equilon filed proofs of claim in our bankruptcy, each filing similar claims in the amount of $112 million. In July of 2003, we entered into an agreement with Shell, Tex-New Mex and Equilon whereby all of their claims were either withdrawn, estimated or allowed, leaving the value of the claims estimated for distribution purposes at $56,924.52. In connection with the settlement of the Kniffen Estates Suit and the Over-Arching Claim, we have resolved all of our outstanding bankruptcy claims with Shell and its related entities.

     Jimmie T. Cooper and Betty P. Cooper vs. Texas-New Mexico Pipeline Company, Inc., EOTT Energy Pipeline Limited Partnership, and EOTT Energy Corp., Case No. CIV-03-0035 JB/LAM, In the United States District Court for the District of New Mexico. This lawsuit was filed on October 1, 2002. The plaintiffs in this lawsuit are surface interest owners of certain property located in Lea County, New Mexico. The plaintiffs alleged that aquifers underlying their property and water wells located on their property were contaminated as a result of spills and leaks from a pipeline running across their property that is or was owned by Tex-New Mex and us. The plaintiffs sought payment of costs that would be incurred in investigating and remediating the alleged crude oil releases and replacing water supplies from aquifers that have allegedly been contaminated and damages in an unspecified amount arising from the plaintiffs' alleged fear of exposure to carcinogens and the alleged interference with the plaintiffs' quiet enjoyment of their property. The plaintiffs are also seeking an unspecified amount of punitive damages. EOTT and the plaintiffs agreed to the terms of a settlement, whereby the plaintiffs agreed to release their claims against us and received an allowed general unsecured claim in our bankruptcy in the amount of $1,027,000. The allowed general unsecured claim was accrued at December 31, 2002. On October 21, 2003, the plaintiffs filed a motion seeking our dismissal from this lawsuit. Tex-New Mex opposed this motion, and on October 31, 2003, Tex-New Mex filed a motion for leave to file a cross-claim against us. In the proposed cross-claim, Tex-New Mex is seeking a declaratory judgment finding that we are contractually obligated to indemnify Tex-New Mex for all costs Tex-New Mex has incurred or will incur related to the defense of the plaintiffs' claims in this lawsuit. The proposed cross-claim also alleges that we failed to assume Tex-New Mex's defense of this lawsuit and failed to indemnify Tex-New Mex for the expenses Tex-New Mex has incurred in this lawsuit, and that such actions by us constitute a breach of the Purchase and Sale Agreement governing Tex-New Mex's sale of the subject pipeline to us. The March 31, 2004 settlement agreement that provided for the resolution of the Kniffen Estates Suit also provided

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

for the release of Tex-New Mex's claims against us in this lawsuit. In accordance with the terms of that settlement agreement, this lawsuit was dismissed with prejudice on April 20, 2004.

     In re EOTT Energy Partners, L.P., Case No. 02-21730, EOTT Energy Finance Corp., Case No. 02-21731, EOTT Energy General Partner, L.L.C., Case No. 02-21732, EOTT Energy Operating Limited Partnership, Case No. 02-21733, EOTT Energy Canada Limited Partnership, Case No. 02-21734, EOTT Energy Liquids, L.P., Case No. 02-21736, EOTT Energy Corp., Case No. 02-21788, Debtors (Jointly Administered under Case No. 02-21730), In the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. On October 8, 2002, we and all of our subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the "EOTT Bankruptcy Court") to facilitate reorganization of our business and financial affairs for the benefit of us, our creditors and other interested parties. Additionally, the General Partner filed its voluntary petition for reorganization under Chapter 11 on October 21, 2002 in the EOTT Bankruptcy Court. Our Restructuring Plan was confirmed on February 18, 2003 and became effective on March 1, 2003. Shell and Tex-New Mex filed a notice of appeal to our plan confirmation on February 24, 2003. A hearing on the appeal was held in the District Court on August 19, 2003, where the judge ruled the appeal was moot. The ruling became final on October 24, 2003. We filed a motion closing the bankruptcy case on April 14, 2004, and the order closing the case was entered on June 2, 2004.

     Blackmore Partners, L.P. v. Link Energy, LLC, J. Robert Chambers, Julie H. Edwards, Thomas M. Matthews, Robert E. Ogle, James M. Tidwell, S. Wil VanLoh, Jr., and Daniel J. Zaloudek, Case No. 454-N, In the Court of Chancery of the State of Delaware in and for New Castle County, for the alleged breach of fiduciary duties to certain unitholders in connection with the anticipated distribution of proceeds resulting from the sale of substantially all of the Company's operating assets to Plain Marketing, L.P., Plains Pipeline, L.P. and Plains All American Pipeline, L.P. effective April 1, 2004 (the "Transaction"). The suit was brought by a unitholder who claims that the Company and its directors in place at the time of the Transaction favored the interests of unitholders who were also the holders of the Company's 9% Senior Notes (the "Notes") to the detriment of plaintiff and the other members of the class as defined by plaintiff (i.e., unitholders who do not also own a portion of the Notes). The plaintiff maintains that the Company's liquidation plan is inequitable and discriminatory since it allegedly provides a $25 million supplemental payment to the unitholders who also own the Notes. Based on management's current knowledge, we believe the allegations are without merit. We can provide no assurances regarding the outcome of this lawsuit, but will continue to gather and analyze new information as it becomes available.

     EPA's Section 308 Request. In July 2001, Enron received a request for information from the EPA under Section 308 of the CWA, requesting information regarding certain spills and releases from oil pipelines owned or operated by Enron and its affiliated companies for the time period July 1, 1998 to July 11, 2001. Enron responded in January of 2002 to the EPA's Section 308 request in its capacity as the operator of the pipelines actually owned by us and on our behalf. Under the terms of the Enron Settlement Agreement dated October 8, 2002, we would be required to indemnify EOTT Energy Corp., as the prior general partner, and its affiliates including Enron Pipeline Services Company, with regard to any environmental remediation, except for claims of gross negligence and willful misconduct. While we cannot predict the outcome of the EPA's Section 308 request, the EPA could seek to impose liability for environmental cleanup on us with respect to the matters being reviewed. The outcome of the EPA's Section 308 request is not yet known, and we are unaware of any potential liability.

     Environmental. Prior to the sale of all of our assets, we were subject to extensive federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, and which require expenditures for remediation at various operating facilities and waste disposal sites, as well as expenditures in connection with the construction of new facilities. At the federal level, such laws include, among others, the Clean Air Act, the Clean Water Act, the Oil Pollution Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

and Liability Act, and the National Environmental Policy Act, as each may be amended from time to time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties or the imposition of injunctive relief.

     Prior to the sale of our Liquids Operations discussed further in Note 7, we produced MTBE at our Morgan's Point Facility. MTBE is used as an additive in gasoline. Due to health concerns around MTBE, there have been lawsuits filed against companies involved in the production of MTBE. We have not been named in any such actions, nor do we anticipate being included in any such actions. However, we can provide no assurances that we may not be included in such actions due to our past production of MTBE.

     We have incurred spill clean up and remediation costs associated with the assets acquired from Tex-New Mex as well as in connection with other properties we own in various locations throughout the United States. We have insurance covering clean up and remediation costs that may be incurred in connection with properties not acquired from Tex-New Mex. However, no assurance can be given that the insurance will be adequate to cover any such cleanup and remediation costs.

     The following are summaries of environmental remediation expense, estimated environmental liabilities, and amounts receivable under insurance policies for the indicated periods (in thousands):

                                                 SUCCESSOR COMPANY       | PREDECESSOR COMPANY
                                       --------------------------------- | -------------------
                                         THREE MONTHS        ONE MONTH   |    TWO MONTHS
                                            ENDED              ENDED     |       ENDED
                                        MARCH 31, 2004    MARCH 31, 2003 | FEBRUARY 28, 2003
                                       ---------------    -------------- | -------------------
                                                                         |
                                                                         |
Remediation expense ..............          $ 1,407           $   926    |      $ 1,979
Estimated insurance recoveries ...             (361)               --    |          (79)
                                            -------           -------    |      -------
Net remediation expense ..........          $ 1,046           $   926    |      $ 1,900
                                            =======           =======    |      =======

                                                                  SUCCESSOR COMPANY             |  PREDECESSOR COMPANY
                                                          ------------------------------------  |  -------------------
                                                           THREE MONTHS           ONE MONTH     |     TWO MONTHS
                                                               ENDED                ENDED       |        ENDED
                                                          MARCH 31, 2004        MARCH 31, 2003  |   FEBRUARY 28, 2003
                                                          --------------        --------------  |   -----------------
                                                                               ,                |
Environmental liability at beginning of period ...            $ 12,216             $ 13,440     |       $ 13,440
Remediation expense ..............................               1,407                  926     |          1,979
Cash expenditures ................................              (2,400)              (1,176)    |         (1,979)
                                                              --------             --------     |       --------
Environmental liability at end of period .........            $ 11,223             $ 13,190     |       $ 13,440
                                                              ========             ========     |       ========


                                                                       SUCCESSOR COMPANY           |  PREDECESSOR COMPANY
                                                               ---------------------------------   |  -------------------
                                                                THREE MONTHS          ONE MONTH    |        TWO MONTHS
                                                                   ENDED                ENDED      |          ENDED
                                                               MARCH 31, 2004      MARCH 31, 2003  |    FEBRUARY 28, 2003
                                                               --------------      --------------  |   ------------------
                                                                                                   |
Environmental insurance receivable at                                                              |
     beginning of period ..............................            $ 3,089            $ 8,837      |       $ 8,803
Estimated recoveries ..................................                361                 --      |            79
Cash receipts .........................................                 --             (1,780)     |           (45)
                                                                   -------            -------      |       -------
Environmental insurance receivable at end of period ...            $ 3,450            $ 7,057      |       $ 8,837
                                                                   =======            =======      |       =======

     The environmental liability was classified in Other Current ($6.7 million) and Other Long-Term Liabilities ($4.5 million) and the insurance receivable was classified in Trade and Other Receivables ($3.0 million) and Other Assets ($0.4 million) at March 31, 2004.

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

12. NEW ACCOUNTING STANDARDS

Accounting Standards Adopted - First Quarter 2004

     In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities - an Interpretation of ARB No.51" ("FIN 46R"). FIN 46R replaces FIN 46 which we implemented effective with the adoption of fresh start reporting on March 1, 2003. FIN 46R is required to be implemented by the end of the first reporting period beginning after December 15, 2003. We adopted FIN 46R effective January 1, 2004. Adoption of FIN 46R had no impact on our financial statements.

Accounting Standards Previously Adopted - Cumulative Effect of Accounting
Changes

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement required entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred. When the liability is initially recorded, a corresponding increase in the carrying value of the related long-lived asset would be recorded. Over time, accretion of the liability is recognized each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss on settlement. We adopted the accounting principle required by the new statement effective January 1, 2003. As a result of the adoption of SFAS 143 on January 1, 2003, we recorded a liability of $1.7 million, property, plant and equipment, net of accumulated depreciation of $0.1 million and a cumulative effect of a change in accounting principle of $1.6 million.

     In October 2002, the EITF reached a consensus in EITF Issue 02-03 to rescind Issue EITF 98-10, and related interpretive guidance, and preclude mark to market accounting for energy trading contracts that are not derivative instruments pursuant to SFAS 133. The consensus requires that gains and losses (realized and unrealized) on all derivative instruments held for trading purposes be shown net in the income statement, whether or not the instrument is settled physically. The consensus to rescind EITF Issue 98-10 was effective for all new contracts entered into (and physical inventory purchased) after October 25, 2002. For energy trading contracts and physical inventories that existed on or before October 25, 2002, that remained at December 31, 2002, the consensus was effective January 1, 2003 and was reported as a cumulative effect of a change in accounting principle. The cumulative effect of the accounting change at January 1, 2003 was a loss of $2.4 million.

13. BUSINESS SEGMENT INFORMATION

     We have two reportable segments, which management reviews in order to make decisions about resources to be allocated and assess performance: North American Crude Oil and Pipeline Operations. The North American Crude Oil segment primarily purchases, gathers, transports and markets crude oil. The Pipeline Operations segment operates approximately 6,900 miles of active common carrier pipelines in 12 states. Effective December 31, 2003, we sold our Liquids Operations and therefore the results of operations related to these assets have been classified as discontinued operations presented herein. We sold all of our natural gas liquids assets on the West Coast on October 1, 2003 and therefore, the results of operations related to these assets previously included in the West Coast Operations segment have been reclassified to discontinued operations for all periods presented herein.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies as discussed in Note 2 included in our Annual Report on Form 10-K (as amended) for the year ended December 31, 2003. We evaluate performance based on operating income (loss).

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


     We account for intersegment revenue for our North American Crude Oil Operations as if the sales were to third parties, that is, at current market prices. Intersegment revenues for Pipeline Operations are based on published pipeline tariffs.

FINANCIAL INFORMATION BY BUSINESS SEGMENT
(IN THOUSANDS)


                                                    NORTH                         CORPORATE
                                                  AMERICAN         PIPELINE         AND
                                                  CRUDE OIL       OPERATIONS      OTHER (a)       CONSOLIDATED
                                                -------------    -------------   -------------    -------------
THREE MONTHS ENDED MARCH 31, 2004
(SUCCESSOR COMPANY)

Revenue from external customers .............   $      29,307    $      11,375   $          --    $      40,682

Intersegment revenue (b) ....................          (2,407)          15,357         (12,950)              --
                                                -------------    -------------   -------------    -------------

  Total operating revenue ...................          26,900           26,732         (12,950)          40,682
                                                -------------    -------------   -------------    -------------

Gross profit (loss) .........................          (1,621)           8,443              --            6,822
                                                -------------    -------------   -------------    -------------

Operating income (loss) .....................          (4,533)           6,266         (12,721)         (10,988)

Other expenses, net .........................              --               --         (11,555)         (11,555)
                                                -------------    -------------   -------------    -------------

Income (loss) from continuing operations ....          (4,533)           6,266         (24,276)         (22,543)
                                                -------------    -------------   -------------    -------------

Total assets ................................         474,576          203,680          11,559          689,815
                                                -------------    -------------   -------------    -------------

Depreciation and amortization ...............             638            4,416               6            5,060
                                                -------------    -------------   -------------    -------------




                                                              NORTH                         CORPORATE
                                                            AMERICAN         PIPELINE          AND
                                                            CRUDE OIL       OPERATIONS       OTHER (a)      CONSOLIDATED
                                                          -------------    -------------   -------------    -------------
ONE MONTH ENDED MARCH 31, 2003
(SUCCESSOR COMPANY) (RESTATED)

Revenue from external customers .......................   $      16,768    $         965   $          --    $      17,733

Intersegment revenue (b) ..............................          (2,913)           8,568          (5,655)              --
                                                          -------------    -------------   -------------    -------------

   Total operating revenue ............................          13,855            9,533          (5,655)          17,733
                                                          -------------    -------------   -------------    -------------

Gross profit ..........................................           3,852            4,216              --            8,068
                                                          -------------    -------------   -------------    -------------

Operating income (loss) ...............................           3,313            3,238          (2,231)           4,320

Other expense .........................................              --               --          (3,277)          (3,277)
                                                          -------------    -------------   -------------    -------------

Income (loss) from continuing operations before
   cumulative effect of accounting changes (c) ........           3,313            3,238          (5,508)           1,043
                                                          -------------    -------------   -------------    -------------
Total assets ..........................................         547,962          221,766          99,884          869,612
                                                          -------------    -------------   -------------    -------------

Depreciation and amortization .........................             376            1,331               1            1,708
                                                          -------------    -------------   -------------    -------------

_________________________________________________________________________________________________________________________

                                 LINK ENERGY LLC
                          (A LIMITED LIABILITY COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)




                                                              NORTH                         CORPORATE
                                                            AMERICAN         PIPELINE          AND
                                                            CRUDE OIL       OPERATIONS       OTHER (a)       CONSOLIDATED
                                                          -------------    -------------   -------------    -------------
TWO MONTHS ENDED FEBRUARY 28, 2003
(PREDECESSOR COMPANY) (RESTATED)

Revenue from external customers .......................   $      27,213    $       4,422   $          --    $      31,635

Intersegment revenue (b) ..............................          (1,768)          11,828         (10,060)              --
                                                          -------------    -------------   -------------    -------------

  Total operating revenue .............................          25,445           16,250         (10,060)          31,635
                                                          -------------    -------------   -------------    -------------

Gross profit (loss) ...................................           3,752            6,219              --            9,971
                                                          -------------    -------------   -------------    -------------

Operating income (loss) ...............................           2,365            4,261          (4,012)           2,614

Other expense .........................................              --               --          (5,489)          (5,489)

Reorganization items, net gain on discharge
   of debt and fresh start adjustments (c) ............              --               --          67,459           67,459
                                                          -------------    -------------   -------------    -------------
Income (loss) from continuing operations ..............           2,365            4,261          57,958           64,584
                                                          -------------    -------------   -------------    -------------

Total assets ..........................................         505,965          226,646         123,511          856,122
                                                          -------------    -------------   -------------    -------------

Depreciation and amortization .........................             837            3,286             519            4,642
                                                          -------------    -------------   -------------    -------------

-------------------------------------------------------------------------------------------------------------------------



(a)      Corporate and Other also includes intersegment eliminations.

(b) Intersegment sales for North American Crude Oil are made at prices comparable to those received from external customers. Intersegment sales for Pipeline Operations are based on published pipeline tariffs.

(c) The two months ended February 28, 2003 include a gain from reorganization items of $7.3 million, a gain on discharge of debt of $131.6 million and a loss related to fresh start adjustments of $56.8 million. See Notes 5 and 6. 2002 includes a net gain from reorganization items of $32.8 million

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         LINK ENERGY LLC
                                         (A Delaware Limited Liability Company)

Date: June 16, 2004


                                         By: /s/ Thomas M. Matthews
                                             -----------------------------------
                                             Thomas M. Matthews
                                             Chairman of the Board and
                                             Chief Executive Officer